SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 19, 2019

WINTHROP REALTY LIQUIDATING TRUST

(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249		34-6513657
(Commission File Number)		(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts		02114
(Address of Principal Executive Offices)		(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On November 19, 2019, the Trust’s trustees approved a liquidating distribution of $0.25 per common beneficial interest in the Trust payable in cash on November 27, 2019 to beneficial owners of record on November 20, 2019. The proceeds for such distribution were derived from the sale of the Trust’s Churchill, Pennsylvania property and a release of a portion of the Trust’s reserves. After giving effect to the sale of the Trust’s Churchill, Pennsylvania property the Trust’s sole remaining asset is its 50% ownership interest in its Atrium Mall property.

Also on November 19, 2019, the Trust issued a press release with respect to the distribution described in this Item 8.01. A copy of the Press Release is furnished as Exhibit 99.1 to this Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Press Release dated November 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 19th day of November, 2019.

WINTHROP REALTY LIQUIDATING TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Trustee